                                                                 Exhibit 3.1 (Q)


                         ARTICLES OF INCORPORATION OF

                           CANFIELD FARMING COMPANY


            We, the undersigned, for the purpose of forming a corporation under the laws of the State of California, do hereby state and certify that:

      ONE: The name of this corporation is:

                           CANFIELD FARMING COMPANY


      TWO: a) The specific business in which this corporation is primarily to engage is hereby identified as the business of owning, leasing, farming and operating agricultural lands.

         (b) This corporation is to have such other purposes and to engage in such other businesses as its Board of Directors may authorize or approve from time to time, whether related or unrelated to the primary business described in
(a) above or to any other business then or theretofore done by this corporation, subject only to such limitations upon the corporation as to purposes and to businesses as are or may be imposed by the laws of the State of California from time to time in effect.

         (c) This corporation shall have any and all powers that a corporation is authorized or permitted to have by the laws of the State of California from time to time in effect, including but not limited to the powers to:

         (1) Acquire, hold, lease, encumber, convey or otherwise dispose of real and personal property within or without the State of California, and take real and personal property by will, gift or bequest.

         (2) Assume any obligations, enter into any contracts, or do any acts incidental to the transaction of its business or to the issue or sale of its securities, or expedient for the attainment of any corporate purposes.

         (3) Borrow money and issue bonds, debentures, notes and evidences of indebtedness, and secure the payment or performance of its obligations by mortgage or otherwise.

         (4) Acquire, subscribe for, hold, own, pledge, and otherwise dispose of and represent shares of stock, bonds and securities of any other corporation, domestic or foreign.

         (5) Purchase or otherwise acquire its own bonds, debentures or other evidences of its Indebtedness or obligations, and purchase or otherwise acquire its own shares, and redeem shares which are subject to redemption.

         (6) Make donations for the public welfare or for charitable, scientific or educational purposes.

         (7) Act as principle, agent, joint venturer, partner, independent contractor or otherwise and by or through trustees, agents or otherwise.

         (8) Transact business in any or all of the states, territories and dependencies of the United States and in the District of Columbia and in foreign countries and in any part of the world.

         THREE: The county in the state where the principal office for the transaction of the business of this corporation is located is the City and County of San Francisco.

         FOUR: The number of directors of this corporation shall be and is seven
(7); the names and addresses of the persons who are hereby appointed to act as the first directors of this corporation are as follows:

            NAME                           ADDRESS
            ----                           -------
      William E. Vaughan             3360 Mildred Lane
                                     Lafayette, California

      Patricia D. Fowler             378 12th Avenue
                                     San Francisco, California

      Helen Ivey                     96 Toledo Way
                                     San Francisco, California

      Carolyn C. McKennon            470 Lombard Street
                                     San Francisco, California

      Johanna Johnson                506 Pine Street
                                     Sausalito, California

      Dennis E. Mills                29 Santos Street
                                     San Francisco, California

      Joseph Shumate                 1159 Hollister Avenue
                                     San Francisco, California

      FIVE: This corporation is authorized to issue only one class of shares of stock; the total number of shares which this corporation is authorized to issue is 10,000; the aggregate par value of all of said shares is $1,000,000; and the par value of each of said shares is $100.

      IN WITNESS WHEREOF, we the undersigned and above named incorporators and first directors of this corporation have executed these articles of incorporation on July 17, 1963.


                                    /s/ William E. Vaughan
                                    ------------------------------------
                                        (William E. Vaughan)


                                    /s/ Patricia D. Fowler
                                    ------------------------------------
                                        (Patricia D. Fowler)


                                    /s/ Helen Ivey
                                    ------------------------------------
                                        (Helen Ivey)


                                    /s/ Carolyn C. McKennon
                                    ------------------------------------
                                        (Carolyn C. McKennon)


                                    /s/ Johanna Johnson
                                    ------------------------------------
                                        (Johanna Johnson)


                                    /s/ Dennis E. Mills
                                    ------------------------------------
                                        (Dennis E. Mills)


                                    /s/ Joseph Shumate
                                    ------------------------------------
                                        (Joseph Shumate)

STATE OF CALIFORNIA       ) ss.
COUNTY OF SAN FRANCISCO   )

      On this seventeenth day of July, 1963, before me, A. C. Asch, Jr., a Notary Public of the State of California, with principal place of business in the County of San Francisco, duly commissioned and sworn, personally appeared William E. Vaughan, Patricia D. Fowler, Helen Ivey, Carolyn C. McKennon, Johanna Johnson, Dennis E. Mills and Joseph Shumate, known to me to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at my office in said County and State the day and year in this certificate first above written.

                                    /s/ A. C. Asch, Jr.
                                    ------------------------------------
                                              A. C. Asch, Jr.
                                           State of California
                                      County of San Francisco


                                    My Commission expires March 31, 1966

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                            CANFIELD FARMING COMPANY



      We, Jack L. Fox, Vice President, and Leon J. McDonough, Assistant Secretary, of CANFIELD FARMING COMPANY, a corporation duly organized and existing under the laws of the State of California, do hereby certify:

      1. That a meeting of the board of directors of said corporation was held on February 25, 1971 at Bakersfield, California, at which meeting a resolution providing for an amendment of the articles of incorporation of said corporation was adopted.

      2. The resolution so adopted at said meeting is as follows:


            RESOLVED, that the Articles of Incorporation of Canfield Farming Company be amended by changing the Article thereof numbered ONE so that, as amended, said Article shall be read as follows:

                  "ONE: The name of the corporation is TENNECO FARMING COMPANY."


      3. The foregoing resolution was adopted by the affirmative vote of a majority of the directors of the corporation.

      4. The foregoing resolution of the Board of Directors was thereupon approved and ratified by a written consent of the holders of all issued and outstanding stock of the corporation entitled to vote.

      5. The total number of issued and outstanding shares of the corporation, the holders of which are entitled to vote on amendments to the articles is fifty
(50) shares.

      6. The wording of the amended article or articles, as set forth in the shareholders' written consent, is the same as set forth in the directors' resolution.

      IN WITNESS WHEREOF, we have hereunto set our hands and affixed hereunto the corporate seal of said corporation this 15th day of March, 1971.

                                    /s/ Jack L. Fox
                                    ------------------------------------
                                    Jack L. Fox, Vice President


                                    /s/ Leon J. McDonough
                                    ------------------------------------
                                    Leon J. McDonough, Assistant Secretary


STATE OF CALIFORNIA    )
                       )     ss.
COUNTY OF KERN         )


      Jack L. Fox and Leon J. McDonough being first duly and severally sworn, each for himself, depose and says: That he, the said Jack L. Fox is Vice President and that he, the said Leon J. McDonough is Assistant Secretary of CANFIELD FARMING COMPANY; and that the matters set forth in the foregoing certificate are, in all respects, true and correct of his own knowledge.


                                    /s/ Jack L. Fox
                                    ------------------------------------
                                    Jack L. Fox, Vice President


                                    /s/ Leon J. McDonough
                                    ------------------------------------
                                    Leon J. McDonough, Assistant Secretary


Subscribed and sworn to before me this 15th day of March, 1971.


/s/ Wayne E. Broome
------------------------
    Notary Public

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                            TENNECO FARMING COMPANY,
                            a California Corporation


            Charles J. Bauman and Alan B. Sellers certify that:

            1. They are the Vice President and Secretary, respectively, of TENNECO FARMING COMPANY, a California corporation.

            2. Article ONE of the Articles of Incorporation of this corporation is hereby amended to read as follows:

            "The name of this corporation is SUN GIANT FARMING, INC."

            3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

            4. The foregoing amendment of Articles of Incorporation has been approved by the required vote of the shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 50. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%).

            We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

            Date: January 6, 1988


                                    /s/ Charles J. Bauman
                                    ------------------------------------
                                    Charles J. Bauman,
                                    Vice President



                                    /s/ Alan B. Sellers
                                    ------------------------------------
                                    Alan B. Sellers,
                                    Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                             SUN GIANT FARMING, INC.
                            a California corporation




            CHARLES J. BAUMAN and ALAN B. SELLERS certify that:

            1. They are the Vice President and Secretary, respectively, of SUN GIANT FARMING, INC., a California corporation.

            2. Article ONE of the Articles of Incorporation of this corporation is amended to read as follows:

                  "ONE: The name of this corporation is:

                             DOLE FARMING, INC."

            3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

            4. The foregoing amendment of Articles of Incorporation has been approved by the required vote of the shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 50. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

            We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

            Date as of the 25th day of April 1988.



                                    s/ Charles J. Bauman
                                    Charles J. Bauman
                                    Vice President



                                    /s/ Alan B. Sellers
                                    Alan B. Sellers
                                    Secretary

                           CERTIFICATE OF AMENDMENT
                                      OF
                            ARTICLES OF INCORPORATION
                                      OF
                              DOLE FARMING, INC.
                           a California corporation


            JAMES G. SOUSANE and PATRICK A. NIELSON certify that:

            1. They are the President and Secretary, respectively of Dole Farming, Inc., a California corporation.

            2. Article SIX of the Articles of Incorporation of this corporation is added as follows:

            "SIX: This corporation is authorized to indemnify its directors, officers, employees and other agents of the corporation while acting in their capacity as directors, officers, employees, or agents, as applicable, to the fullest extent permissible under California law."

            3. The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors.

            4. The foregoing Amendment of Articles of Incorporation has been approved by the required shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares is 100. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

            We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

            Dated the 11th day of June, 1990.



                                    /s/ James G. Sousane
                                    ------------------------------------
                                    James G. Sousane



                                    /s/ Patrick A. Nielson
                                    ------------------------------------
                                    Patrick A. Nielson